UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 2, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 2, 2007, General Cable Corporation, a Delaware corporation (the “Company”) issued $475.0 million aggregate principal amount of 1.00% Senior Convertible Notes due 2012 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser (the “Initial Purchaser”), pursuant to the previously disclosed Purchase Agreement, dated September 26, 2007, among the Company, the subsidiary guarantors named therein and the Initial Purchaser. This amount includes the Initial Purchaser’s exercise of an overallotment option granted by the Company to purchase $60.0 million in principal amount of the Notes. The Company received approximately $461.6 million in net proceeds from the sale of the Notes, after deducting estimated fees and expenses, including the Initial Purchaser’s discount.
     The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities.
     The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.
Registration Rights Agreement
     On October 2, 2007, the Company entered into a Registration Rights Agreement with the Initial Purchaser pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”), subject to certain conditions set forth below, a shelf registration statement on such form as it deems appropriate (which may be an automatic shelf registration statement) covering resales by holders of all Notes and the Company’s common stock issuable upon conversion of the Notes (which Notes and common stock are collectively referred to herein as the “Registrable Securities”). The Company also agreed to use its commercially reasonable efforts to:
•	cause such registration statement to become effective as promptly as is practicable, but in no event later than 240 days after making such filing; and

•	keep the registration statement effective until the earliest of (1) the sale pursuant to the registration statement of the Notes and all of the shares of common stock issuable upon conversion of the Notes, (2) the date when the holders, other than holders that are affiliates of the Company, of the Registrable Securities are able to sell all such Registrable Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act of 1933, a amended (the “Securities Act”), or any successor rule thereto or otherwise and (3) the date that is two years from the latest issuance of the Notes.
     After the registration statement becomes or has been declared effective, the Company will use its commercially reasonable efforts to file within the required time period such amendments to the registration statement or supplements to the prospectus forming a part thereof as are necessary to permit the holders to deliver such prospectus to purchasers of Registrable

Securities, subject to the Company’s right to suspend the use of the prospectus as discussed below.
     The Company is permitted to suspend the use of the prospectus that is part of the registration statement if its management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or public filings with the SEC for a period not to exceed 60 days in any three-month period and not to exceed an aggregate of 120 days in any 12 month period. The Company need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.
     If:
     (a) the shelf registration statement has not become effective within 240 days after making such filing;
     (b) the registration statement shall cease to be effective or fail to be usable, except as permitted as stated above, without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that cures the failure of the registration statement to be effective or usable; or
     (c) the prospectus has been suspended longer than the periods stated above, each a “registration default,” additional interest will accrue on the Notes from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such additional interest began to accrue, and will accrue at an additional rate per year equal to:
•	0.25% of the principal amount of the Notes to and including the 90th day following such registration default; and

•	0.50% of the principal amount of the Notes from and after the 91st day following such registration default.
     In no event will additional interest accrue after the second anniversary of the date of issuance of the Notes or at a rate per year exceeding 0.50% of the issue price of the Notes. The Company will have no other liabilities for monetary damages with respect to any registration default. If a holder has converted some or all of its Notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the Notes converted.
     This summary of the Registration Rights Agreement contained herein is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indenture
     In connection with the Company’s issuance of $475.0 million in aggregate principal amount of Notes, the Company entered into an Indenture, dated October 2, 2007, by and among the Company, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee (the “Indenture”).
     The Company will pay interest on the Notes in arrears on April 15 and October 15 of each year, beginning on April 15, 2008. The Notes will mature on October 15, 2012. The Notes are guaranteed on an unsecured senior basis by each of the Company’s subsidiaries that is a borrower or a guarantor under any U.S. senior credit facility, as defined in the Indenture.
     The Notes are convertible, under certain circumstances, into common stock at a conversion rate of 11.9142 shares per $1,000 principal amount of Notes. This conversion rate is equivalent to an initial conversion price of approximately $83.93 per share. Prior to September 15, 2012, holders may convert their Notes under certain circumstances. On and after September 15, 2012, the Notes will be convertible at any time prior to the close of business on the business day before the stated maturity date of the Notes. Upon conversion of a Note, if the conversion value is $1,000 or less, holders will receive an amount of cash in lieu of common stock equal to the lesser of $1,000 or the conversion value of the number of shares of common stock equal to the conversion rate. If the conversion value exceeds $1,000, in addition to this cash payment, holders will receive, at the Company’s election, cash or common stock or a combination of cash and common stock for the excess amount.
     The Indenture contains customary terms and covenants that upon certain events of default, including, without limitation, certain failures to pay amounts due under the Notes when due, the failure to perform or observe any term, covenant or agreement under the Indenture, or certain defaults under other agreements or instruments, occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. In the case of certain events of bankruptcy or insolvency relating to the Company or any significant subsidiary, the principal amount of the Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable without any declaration or other act of the Trustee or the holders of the Notes.
     The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
     On October 2, 2007, in connection with the transaction described in Item 1.01 above, the Company sold for cash $475.0 million in aggregate principal amount of Notes convertible into shares of Common Stock. The Initial Purchaser’s fee totaled approximately $10.7 million and other fees and expenses of the offering totaled approximately $1.3 million. The Notes, including the guarantees thereof, were, and shares of common stock issuable upon exercise of the Notes will be, sold in a private transaction in reliance on an exemption from registration contained in Section 4(2) of the Securities Act.
     The information regarding the terms of the conversion of the Notes is contained in Item 1.01 above, which information is incorporated herein by reference in response to this Item 3.02.

Item 8.01	Other Events.
     On October 2, 2007, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	The following have been filed as exhibits to this Form 8-K:
1.1	Purchase Agreement, dated September 26, 2007, by and among General Cable Corporation, the subsidiary guarantors named therein, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Senior Convertible Note Indenture, dated October 2, 2007, for the 1.00% Senior Convertible Notes due 2012, by and among General Cable Corporation, the subsidiary guarantors named therein, and U.S. Bank National Association, as Trustee.

4.2	Form of Note (Included as Exhibit A to the Indenture, attached as Exhibit 4.1 hereto).

4.3	Form of Guarantee (Included as Exhibit C to the Indenture, attached as Exhibit 4.1 hereto).

10.1	Registration Rights Agreement, dated as of October 2, 2007, by and among General Cable Corporation, the subsidiary guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release of General Cable Corporation dated October 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: October 2, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1
Purchase Agreement, dated September 26, 2007, by and among General Cable Corporation, the subsidiary guarantors named therein, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1
Senior Convertible Note Indenture, dated October 2, 2007, for the 1.00% Senior Convertible Notes due 2012, by and among General Cable Corporation, the subsidiary guarantors named therein, and U.S. Bank National Association, as Trustee.

4.2	Form of Note (Included as Exhibit A to the Indenture, attached as Exhibit 4.1 hereto).

4.3	Form of Guarantee (Included as Exhibit C to the Indenture, attached as Exhibit 4.1 hereto).

10.1	Registration Rights Agreement, dated as of October 2, 2007, by and among General Cable Corporation, the subsidiary guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release of General Cable Corporation dated October 2, 2007.